UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          March 30, 2017

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On March 30, 2017, the Board of Directors of Ralph Lauren Corporation (the “Company”) approved the following additional restructuring-related activities associated with its previously announced Way Forward Plan: (i) the restructuring of its current digital operations and the shift to a more cost-effective, flexible e-commerce platform through a new agreement with Salesforce’s Commerce Cloud, formerly known as Demandware; (ii) the closure of its Polo store at 711 Fifth Avenue in New York City; and (iii) the streamlining of the organization and the execution of other key corporate actions in line with the Company’s Way Forward Plan.  Together, these actions are an important part of the Company’s efforts to achieve its stated objective to return to sustainable, profitable growth and invest in the future.
These additional restructuring-related activities will result in a reduction in workforce and the closure of certain corporate office and store locations. These actions, which will result in approximately $140 million in annualized expense savings, are expected to be substantially completed by the end of the Company’s fiscal year ending on March 31, 2018, and are consistent with the Company’s initiatives to right size the organization and to move to a more cost effective model. These estimated savings are incremental to the estimated range previously announced in connection with the Way Forward Plan at the Company’s June 7, 2016 Investor Day, and are a part of achieving the Company’s financial objectives.
In connection with these additional restructuring-related activities, the Company expects to incur total estimated charges of approximately $370 million, comprised of cash-related charges of approximately $185 million and non-cash charges of approximately $185 million. Cash-related charges will consist primarily of severance and benefit charges, lease termination and closure costs, and contract termination costs, and non-cash charges will consist primarily of asset impairment and inventory-related charges. These estimated charges are incremental to the estimated range previously announced related to the Company’s Way Forward Plan.
ITEM 7.01.	REGULATION FD DISCLOSURE.
On April 4, 2017, the Company posted a press statement concerning the foregoing matters.  A copy of such press statement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Certain of the statements made in this report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual future results and financial condition, employee reductions, corporate office and store closures, restructuring expenses, the timing of those actions and savings to be materially different from the estimated and anticipated future results and financial condition, employee reductions, corporate office and store closures, restructuring expenses, the timing of those actions and savings expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company’s control. The following important factors could cause the estimated future results and financial condition, employee reductions, corporate office and store closures, anticipated restructuring expenses, the timing of those actions and anticipated savings to differ: the Company’s ability to implement and achieve operating enhancements and/or cost reductions of its restructuring activities, changes in economic or industry conditions, changes to the expected costs and charges associated with the Company’s restructuring activities and other risks identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press statement dated April 4, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RALPH LAUREN CORPORATION

Date: April 4, 2017	By:	/s/ Jane Hamilton Nielsen
		Name:	Jane Hamilton Nielsen
		Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press statement dated April 4, 2017.